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                                                                     EXHIBIT 2.4

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                               VICTORIA DIVISION


IN RE:                             (S)
                                   (S)
SOUTHERN MINERAL CORPORATION,      (S)   CASE NO. 99-60359-V2-11
SMC PRODUCTION COMPANY,            (S)   CASE NO. 99-60360-V2-11
AMERAC ENERGY CORPORATION,         (S)   CASE NO. 99-60361-V2-11
BEC ENERGY, INC.,                  (S)   CASE NO. 99-60362-V2-11
SMC ECUADOR, INC.,                 (S)   CASE NO. 99-60363-V2-11
                                   (S)
     Debtors.                      (S)   Jointly Administered Under
                                   (S)   CASE NO. 99-60359-V2-11

                         THIRD MODIFICATION TO DEBTORS'

                     SECOND AMENDED PLAN OF REORGANIZATION

                               FILED MAY 2, 2000


                               Dated July 5, 2000
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     The Debtors' Second Amended Plan of Reorganization Filed May 2, 2000, as
amended on June 19, 2000 by the Modification to Debtors' Second Amended Plan of Reorganization Filed May 2, 2000, and on June 29, 2000 by the Second Modification to Debtors' Second Amended Plan of Reorganization Filed May 2, 2000, is hereby further amended by this Third Modification (as amended, the "Plan") as follows:

Section 1. Amendment to Article IV.

     Article IV.D.ii. of the Plan is deleted in its entirety and replaced by the following Article IV.D.4.ii.:

          Price

     The exercise price of the New Warrants will be $4.21 per share to be paid in cash when exercised, subject to adjustment for certain customary anti-dilution protections for stock splits, stock dividends and other recapitalization events.

Section 2. Amendments to Appendix I-A.

     (a) The definition of "New Director" in Appendix I-A to the Plan is deleted in its entirety and replaced by the following definition of such term:

          New Director - shall mean each of the following: (a) David E. Fite, provided, however, if he chooses not to serve then the Creditors' Committee shall select one Debenture holder(s) (other than from the Bondholder Group I or Bondholder Group II) willing to serve and reasonably acceptable to the Debtors prior to June 30, 2000 as a replacement, provided further, however, if such replacement is not timely made the Debtors shall select the replacement from the Debenture holder group; (b) three (3) individuals selected by the Bondholder Group I, willing to serve and reasonably acceptable to the Debtors, prior to July 19, 2000; and (c) one
               (1) independent individual selected jointly by the Creditors' Committee, Bondholder Group I and Bondholder Group II, prior to July 19, 2000, who is willing to serve and reasonably acceptable to the Debtors, who is knowledgeable of the oil and gas industry with no business or personal ties to the Chapter 11 Case or the parties in interest in the Chapter 11 Case, provided, however, that if any such individuals are not either appointed or approved prior to the applicable July 19 deadline, then the board positions vacant at such time will not be filled and such vacant positions shall be filled by vote of the record holders of Common Stock in Reorganized Southern Mineral at a special shareholders' meeting to be called no later than ninety (90) days following the Distribution Date.

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     (b)  The definition of "Bondholder Group" in Appendix I-A to the Plan is
          deleted in its entirety and replaced by the following term:

          Bondholder Group I - shall mean Co-Mac Partners, L.P., Co-Mac
               Endowment, L.P., Co-Mac Int'l, N.V., Co-Mac Opportunities L.P., Jude Z. Nash, IRA, Robert Nash, IRA, Robert Nash and Paul Miller, including their respective insiders as that term is defined in section 101(31) of the Bankruptcy Code.

     (c) The following definition is inserted in alphabetical order in Appendix I-A to the Plan:

          Bondholder Group II - shall mean Dain Rauscher Incorporated, including their respective insiders as that term is defined in section 101(31) of the Bankruptcy Code.

EXCEPT AS EXPRESSLY MODIFIED BY THIS THIRD MODIFICATION, THE TERMS AND CONDITIONS OF DEBTORS' SECOND AMENDED PLAN OF REORGANIZATION FILED MAY 2, 2000, AS AMENDED ON JUNE 19, 2000 BY THE MODIFICATION TO DEBTORS' SECOND AMENDED PLAN OF REORGANIZATION FILED MAY 2, 2000 AND AS AMENDED ON JUNE 29, 2000 BY THE SECOND MODIFICATION TO DEBTORS' SECOND AMENDED PLAN OF REORGANIZATION FILED MAY 2, 2000 REMAIN IN FULL FORCE AND EFFECT.




                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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Dated:  July 5, 2000
        Houston, Texas

                              SOUTHERN MINERAL CORPORATION

                              /s/ Steven H. Mikel
                              -----------------------------------
                              Steven H. Mikel
                              President, Chief Executive Officer and Secretary


                              SMC PRODUCTION COMPANY

                              /s/ Steven H. Mikel
                              -----------------------------------
                              Steven H. Mikel
                              President, Chief Executive Officer and Secretary


                              AMERAC ENERGY CORPORATION

                              /s/ Steven H. Mikel
                              -----------------------------------
                              Steven H. Mikel
                              President, Chief Executive Officer and Secretary


                              BEC ENERGY, INC.

                              /s/ Steven H. Mikel
                              -----------------------------------
                              Steven H. Mikel
                              President, Chief Executive Officer and Secretary


                              SMC ECUADOR, INC.

                              /s/ Steven H. Mikel
                              -----------------------------------
                              Steven H. Mikel
                              President, Chief Executive Officer and Secretary

Akin, Gump, Strauss, Hauer & Feld, L.L.P.
Attorneys for Debtors


By: /s/ H. Rey Stroube, III
   -------------------------
      H. Rey Stroube, III

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